Exhibit 99.1

DeFi Development Corp. Announces $24 Million Private Placement to Accelerate Solana Accumulation Strategy

BOCA RATON, FL — May 1, 2025 — DeFi Development Corp. (Nasdaq: JNVR) (“DeFi Dev Corp” or the “Company”) today announces that it has entered into a securities purchase agreement for a private investment in public equity (“PIPE”) financing that is expected to result in gross proceeds of approximately $24 million to the Company, before placement agent fees and offering expenses. Investors include Galaxy Digital, Amber International Holding Limited (Nasdaq: AMBR), Arrington Capital, Republic Digital, Borderless Capital, RK Capital Management LLC, and Great Point Capital.

Pursuant to the terms of the securities purchase agreement, the Company is selling an aggregate of approximately 310,000 shares of its common stock and pre-funded warrants to purchase an aggregate of approximately 215,000 shares of its common stock, in each case at a purchase price of $46.00 per share. Net proceeds are expected to be used for general corporate purposes, including to be deployed toward continued accumulation of Solana (SOL).

The controlling stockholders of the Company have executed a written consent approving the issuance of the shares subject to the pre-funded warrants, which is sufficient to authorize this action pursuant to the listing rules of Nasdaq. The Company will issue an information statement describing the corporate action in more detail, which will be furnished to stockholders for information purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended. The closing of the PIPE is subject to other customary closing conditions.

“This raise is a milestone in our mission to build the most transparent, crypto-native treasury vehicle in public markets,” said Joseph Onorati, Chief Executive Officer of the Company. Mr. Onorati further added that “it enables us to scale our SOL position with speed - while continuing to deliver SOL-per-share growth to our investors.”

As of the date of this announcement, DeFi Dev Corp holds approximately 317,273 SOL, valued at approximately $46.2 million, including staking rewards. The Company has committed to long-term holding of its Solana reserves and actively stakes its SOL, reinforcing both ecosystem alignment and long-term capital efficiency.

The securities described above are being offered in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be resold absent registration under the Act or an applicable exemption from such registration requirements. Concurrently with the execution of the securities purchase agreement, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DeFi Development Corp.

DeFi Development Corp. (Nasdaq: JNVR) has adopted a treasury policy under which the principal holding in its treasury reserve on the balance sheet will be allocated to Solana (SOL). In adopting its new treasury policy, the Company intends to provide investors a way to access the Solana ecosystem. The Company’s treasury policy is expected to provide investors economic exposure to SOL investment.

We are an AI-powered online platform that connects the commercial real estate industry by providing data and software subscriptions as well as value-add services to multifamily and commercial property professionals as we connect the increasingly complex ecosystem that stakeholders have to manage.

We currently serve more than one million web users annually, including multifamily and commercial property owners and developers applying for billions of dollars of debt financing per year, professional service providers, and thousands of multifamily and commercial property lenders including more than 10% of the banks in America, credit unions, real estate investment trusts (“REITs”), debt funds, Fannie Mae® and Freddie Mac® multifamily lenders, FHA multifamily lenders, commercial mortgage-backed securities (“CMBS”) lenders, Small Business Administration (“SBA”) lenders, and more. Our data and software offerings are generally offered on a subscription basis as software as a service (“SaaS”).

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated impairment charges that the Company may incur as a result of a decrease in the market price of SOL below the value at which the Company’s SOL are carried on its balance sheet; (ii) the effect of and uncertainties related the ongoing volatility in interest rates; (iii) our ability to achieve and maintain profitability in the future; (iv) the impact on our business of the regulatory environment and complexities with compliance related to such environment including changes in securities laws or other laws or regulations; (v) changes in the accounting treatment relating to the Company’s SOL holdings; (vi) our ability to respond to general economic conditions; (vii) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (viii) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth and (ix) other risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:

ir@defidevcorp.com

Media Contact:

Prosek Partners

pro-ddc@prosek.com